UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/03/2006

Parkway Properties, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11533

Maryland	74-2123597
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Jackson Place Suite 1000
188 East Capitol Street
P. O. Box 24647
Jackson, Mississippi 39225-4647
(Address of principal executive offices, including zip code)

(601) 948-4091
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2006, the Board of Directors of Parkway Properties, Inc. (the "Company") upon the recommendation of the Compensation Committee (the "Committee") approved amendments to the Company's 2003 Equity Incentive Plan, 2001 Non-Employee Directors Equity Compensation Plan, and Deferred Compensation Plan. The Board adopted the amendments to bring the various plans into compliance with new Internal Revenue Code Section 409A rules regarding deferred compensation. The material terms of the changes are described below.

2003 Equity Incentive Plan -- Amended (i) to restrict the Committee's discretion to change or accelerate payment of deferred incentive share units once they have been awarded and once employee elections have been made, and (ii) to insure that payment (as opposed to vesting) will not be accelerated upon a change in control if the event does not satisfy section 409A's definition of change in control as well as the Plan's definition.

2001 Non-Employee Directors Equity Compensation Plan -- Amended to restrict the Committee's discretion to change or accelerate payment of deferred incentive share units once they have been awarded and once a director's elections have been made.

Deferred Compensation Plan -- Amended (i) to make the timing of elections to defer payment conform to the requirements of section 409A, (ii) to make the timing of elections as to the time and form of payment conform to the requirements of section 409A, (iii) to make the availability of changes in elections as to the time and form of payment conform to the requirements of section 409A, (iv) to eliminate the ability to elect discounted ("haircut") withdrawals, (v) to eliminate the ability to elect withdrawals timed to coordinate specifically with college education expenses, (vi) to revise the timing of payment following termination of employment (for key employees, payment must be deferred at least six months), (vii) to eliminate the Company's ability to accelerate payment, and (viii) to allow non-employee directors to participate in the plan and defer payment of awards under the 2001 Non Employee Directors Equity Compensation Plan.

In addition, the Board approved an amendment to the Company's Change-in-Control Agreements with executive officers, the form of which was filed with the Securities and Exchange Commission, to correct the definition of "change in control." This amendment is necessary to correct a proofreading error in the executed copies.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, copies of which will be filed with the Company's next annual report on Form 10-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parkway Properties, Inc.

Date: November 07, 2006	By:	/s/ Mandy M. Pope
Mandy M. Pope
Senior Vice President & Controller